Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

“We hereby consent to the incorporation by reference in the Registration Statement on Form S3 No. 333290773, 333 282438, 333276997, and 333270311,) and on Forms S8 No. 333286933 and 333252959 of Vuzix Corporation of our report dated March 12, 2026, relating to the consolidated financial statements for the year ended December 31, 2025, which appear in this Form 10K.

Rochester, New York

March 12, 2026